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Program Materials License Agreement

Last updated June 23, 2014

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PROGRAM MATERIALS LICENSE AGREEMENT

This is an agreement (the "**License Agreement**") between the individual or entity ("**you**") that accesses or uses any of the Program Materials (as defined below) and Amazon Digital Services, Inc. and its affiliates that license Program Materials under this License Agreement (each, an "**Amazon Party**" and, together with their affiliates, "**Amazon**," "**we**" or "**us**"). If you access or use the Program Materials, you accept and agree to be bound by this License Agreement and represent that you have the authority to bind yourself or the entity you represent to this License Agreement. The use of certain Program Materials is subject to additional licensing terms or other agreements ("**Additional Terms**"), as set forth in the Additional Terms Schedule to this Agreement. **If you use any of the Program Materials set forth in the Additional Terms Schedule, you also accept and agree to be bound by the Additional Terms applicable to those Program Materials.** To the extent there is any conflict between the terms of this License Agreement and any Additional Terms, the Additional Terms will control with respect to the Program Materials to which they apply.

1. **Program Materials; License**

   "**Program Materials**" means software, software development kits, libraries, application program interfaces, documentation, sample code and related materials that an Amazon Party makes available for use in connection with the Amazon App Distribution and Services Program (the "**Distribution Program**"). The Amazon Party that makes Program Materials available grants you a limited, revocable, non-exclusive, royalty-free, non-transferable, non-sub-licensable license to access, use and reproduce those Program Materials solely for the purposes of developing and testing software applications, games, and other digital products ("**Your Products**"). You may use Program Materials only in connection with Your Products intended for distribution through the Distribution Program, unless the documentation for the applicable Program Materials authorizes broader use. If the Program Materials include any libraries, sample code, or other materials we make available specifically for incorporation in Your Products (as indicated by the applicable documentation), you may incorporate those materials in Your Products and reproduce and distribute those Program Materials as incorporated in Your Products. You may also modify any such sample code to the extent necessary to incorporate it in Your Products. We may modify or discontinue (including by ceasing our distribution of or support for) any or all of the Program Materials at any time without notice and you are solely responsible for ensuring that Your Products function properly after any such modification or discontinuation.

2. **Limitations**

   You may use the Program Materials only as expressly authorized under this License Agreement only for the purpose of developing and adapting Your Products as permitted by Section 1, and only through the interfaces and functionality we designate. You must comply with all instructions and requirements in any integration documents, guidelines, or other documentation that we provide. Except as permitted under Section 1, you will not (a) incorporate or compile any portion of the Program Materials into your own programs or any other software, (b) distribute, sub-license or otherwise provide any portion of the Program Materials to any third party, or (c) modify or create derivative works of the Program Materials. You will not reverse engineer, disassemble or decompile the Program Materials. You will not use the Program Materials with any software or other materials that are subject to licenses or restrictions (e.g., open source software licenses) that, when combined with the Program Materials, would require us to disclose, license, distribute or otherwise make all or any part of such Program Materials available to anyone. You will not remove, modify, or obscure any copyright, patent, trademark or other proprietary or attribution notices on or in any Program Materials. All licenses granted to you in this License Agreement are conditional on your continued compliance this License Agreement, and will immediately and automatically terminate if you do not comply with any term or condition of this License Agreement.

3. **Reservation of Rights; Other Licenses**

   The Program Materials are the intellectual property of Amazon or its licensors. Except for the rights explicitly granted to you in this License Agreement, all right, title and interest in and to the Program Materials are reserved and retained by us and our licensors. If you provide suggestions, ideas, or other feedback to us about the Program Materials, we will be free to exercise all rights in such feedback without restriction and without compensating you. The Program Materials may include or be distributed with software or other materials that are provided under a separate license agreement (such as an open source license), and that separate license will govern the use of such software or other materials in the event of a conflict with this License Agreement. Any such separate license agreement may be indicated in the Additional Terms Schedule to this Agreement, in the license, notice, or readme files distributed with the applicable software or other materials or in related documentation.

4. **Disclaimer of Warranties and Limitation on Liability**

   THE PROGRAM MATERIALS ARE PROVIDED "**AS IS,**" AND WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT. YOUR USE OF THE PROGRAM MATERIALS IS AT YOUR SOLE RISK. IN NO EVENT WILL AMAZON BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION ANY DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES (INCLUDING FOR ANY LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOST PROFITS OR DATA, OR COMPUTER FAILURE OR MALFUNCTION) ARISING FROM OR RELATING TO THE PROGRAM MATERIALS OR THIS LICENSE AGREEMENT, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF AMAZON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS AND DISCLAIMERS APPLY EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW.

5. **Indemnification**

You release us and will indemnify, defend and hold harmless Amazon and its affiliates, and their respective officers, directors, employees, and agents against any claim, loss, damage, settlement, cost, expense or other liability (including, without limitation, attorneys' fees) arising from or related to (a) Your Products or (b) your breach or non-compliance with this License Agreement (each, a "**Claim**"). You will not consent to the entry of a judgment or settle a Claim without our prior written consent, which may not be unreasonably withheld. You will use counsel reasonably satisfactory to us to defend each Claim. If we reasonably determine that a Claim might adversely affect us, we may take control of the defense at our expense (and without limiting your indemnification obligations). Your obligations under this section are independent of your other obligations under the License Agreement.

6. **Compliance with Laws**

You will comply with all applicable laws, rules, regulations, orders, and other requirements of governmental agencies (together, "**Laws**") in your use of the Program Materials and in the development and distribution of Your Products that use or access any Program Materials. Without limiting the foregoing, you will comply with all export, re-export, and import Laws of the United States and other countries that may apply to the Program Materials, and will not transfer, or encourage, assist, or authorize the transfer of, the Program Materials to a prohibited country or otherwise in violation of any applicable Laws. You will not engage in any activity using or related to the Program Materials, including the development or distribution of Your Products, that (a) infringes, violates, or misappropriates the rights of us or any third party, or (b) interferes with, damages, or accesses or uses in any unauthorized manner the hardware, software, networks, technologies, or other properties or services of ours or of any end user, mobile operator, or other third party.

7. **Agreement Changes**

We reserve the right to change this License Agreement at any time in our discretion. We will give you notice of the changes by posting an updated version of this License Agreement online. Changes to the License Agreement will be effective as of the date we post them, unless we specify a different effective date when we make a particular change. You are responsible for checking for License Agreement updates. Your continued use of Program Materials after changes to this License Agreement take effect will constitute your acceptance of the changes. If you do not agree to a change, you must stop using the Program Materials and terminate this License Agreement.

8. **Termination**

You may terminate this License Agreement at any time by uninstalling and destroying all copies of the Program Materials that are in your possession or control. We may terminate this License Agreement or your right to use any or all of the Program Materials at any time without advance notice to you. In the case of termination, you must cease all use and destroy all copies of the Program Materials. The following provisions of this Agreement will survive termination of this Agreement: Sections 2 through 6 and Section 10.

9. **U.S. Government Rights**

The Program Materials are provided to the U.S. Government as "**commercial items**," "**commercial computer software**," "**commercial computer software documentation**," and "**technical data**" (each, as defined in the Federal Acquisition Regulation and the Defense Federal Acquisition Regulation Supplement) with the same rights and restrictions generally applicable to others under this Agreement. If you are using the Program Materials on behalf of the U.S. Government and these terms fail to meet the U.S. Government's needs or are inconsistent in any respect with federal law, you must immediately discontinue your use of the Program Materials.

10. **General**

If any provision of this License Agreement is held invalid by a court with jurisdiction over the parties to this Agreement, such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this License Agreement will remain in full force and effect. Our failure to insist upon or enforce your strict compliance with this License Agreement will not constitute a waiver of any of our rights. In addition to the Amazon Parties, our licensors may enforce this Agreement against you with respect to their software and other materials included in the Program Materials, and our licensors are third-party beneficiaries of this Agreement solely for that purpose. The word "**including**" will be interpreted without limitation when used in this License Agreement. THIS LICENSE AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON, WITHOUT REFERENCE TO RULES GOVERNING CHOICE OF LAWS, AND YOU IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL AND STATE COURTS LOCATED IN SEATTLE, KING COUNTY, WASHINGTON. HOWEVER, WE MAY SEEK INJUNCTIVE (OR SIMILAR) REMEDIES IN ANY JURISDICTION.

ADDITIONAL TERMS SCHEDULE

1. **Maps API**

If you access or use the Program Materials we make available to enable the use of mapping-related features within Your Products (such materials, the "**Maps API**"), including through Amazon Maps redirection, you accept and agree to be bound by the HERE Materials Terms and Conditions, which apply to the portions of the Maps API provided by HERE North America, LLC or its affiliates.

2. **Amazon Mobile Ads API**

If you use the Program Materials we make available to enable the use of our Amazon Mobile Ad Network within Your Products, including any component of our Amazon Mobile Ads API, you accept and agree to be bound by our Mobile Ad Network Publisher Agreement.